Exhibit 99.1

Honeywell Contacts:

Media	Investor Relations
Stacey Jones	Mark Macaluso
(980) 378-6258	(704) 627-6118
Stacey.Jones@honeywell.com	Mark.Macaluso@honeywell.com

Honeywell Aerospace Contacts:

Media	Investor Relations
Brian Grace	Sean Meakim
(602) 897-0205	(704) 627-6200
Brian.Grace@honeywellaerospace.us	Sean.Meakim@honeywellaerospace.us

HONEYWELL BOARD OF DIRECTORS SETS RECORD DATE AND ANNOUNCES EXPECTED TIMING FOR SPIN-OFF OF HONEYWELL AEROSPACE AND HONEYWELL REVERSE STOCK SPLIT
•Record date set for June 15, 2026
•Distribution expected to occur on June 29, 2026, with shareowners of record expected to receive one share of Honeywell Aerospace common stock for every two shares of Honeywell common stock owned
•Honeywell Aerospace expected to begin trading on Nasdaq on June 29, 2026, under the ticker symbol “HONA”
•Honeywell reverse stock split expected to occur on June 29, 2026

CHARLOTTE, N.C., June 5, 2026 -- Honeywell (NASDAQ: HON) today announced that its Board of Directors has set a record date of June 15, 2026 (the “Record Date”) for the previously announced spin-off of Honeywell Aerospace.
To execute the spin-off, Honeywell will distribute all of the issued and outstanding shares of Honeywell Aerospace common stock pro rata to Honeywell shareowners of record on the Record Date. The Board expects the distribution to occur at 12:01 a.m., New York City time, on June 29, 2026 (the “Distribution Date”), on the basis of a distribution ratio of one share of Honeywell Aerospace common stock for every two shares of Honeywell common stock held as of the close of business on the Record Date.
Following the distribution, Honeywell Aerospace common stock is expected to begin trading on the Nasdaq Stock Market LLC (“Nasdaq”) on June 29, 2026, under the ticker symbol “HONA.” Honeywell will continue to trade on Nasdaq under the ticker symbol “HON.”
“Honeywell Aerospace is entering an exciting new chapter that will allow us to accelerate innovation as we shape the future of aviation,” said Jim Currier, President and CEO of

Honeywell Aerospace. “As a standalone pure-play aerospace supplier, we will be able to capitalize on emerging opportunities across both commercial and defense markets, deepen our customer partnerships and deliver long-term value for our shareowners.”
“As we approach the historic separation of Honeywell Aerospace and Honeywell Technologies, we are confident that both businesses are well positioned to accelerate value creation as independent companies,” said Vimal Kapur, Chairman and CEO of Honeywell. “This moment not only builds on our portfolio transformation over the past three years, but it also builds on Honeywell’s 140-year legacy that shaped these businesses into the market-leaders they are today.”
Completion of the spin-off is conditioned upon the satisfaction or waiver of certain conditions, including, among other things, the Board having declared the distribution, as set forth in the form of Separation and Distribution Agreement filed with the U.S. Securities and Exchange Commission (the “SEC”) as part of the registration statement on Form 10.
The spin-off is expected to be tax-free to Honeywell shareowners for U.S. federal income tax purposes, except for cash that shareowners may receive in lieu of fractional shares.
When-Issued Trading Market
Honeywell anticipates that Honeywell Aerospace common stock will begin trading on Nasdaq under the ticker symbol “HONAV” on a “when-issued” basis on or about June 15, 2026. Honeywell Aerospace common stock is expected to begin “regular-way” trading on Nasdaq under the ticker symbol “HONA” on June 29, 2026.
Shares of Honeywell common stock are expected to continue to trade “regular-way” on Nasdaq under the current ticker symbol “HON” from the Record Date through the Distribution Date. However, beginning on June 15, 2026 and continuing through June 26, 2026, it is expected that there will be two markets in Honeywell common stock on Nasdaq: a “regular-way” market under Honeywell’s current ticker symbol “HON,” in which Honeywell shares will trade with the right to receive shares of Honeywell Aerospace common stock on the Distribution Date, and an “ex distribution” market under the ticker symbol “HONIV”, in which Honeywell shares will trade without the right to receive shares of Honeywell Aerospace common stock on the Distribution Date.
Honeywell shareowners are encouraged to consult their financial advisors regarding the specific implications of buying, selling or holding shares of Honeywell common stock on or before the Distribution Date.
Reverse Stock Split
Honeywell also announced today that it has determined to proceed with a 1-for-2 reverse stock split and a proportionate reduction in Honeywell’s number of authorized shares of common stock, subject to and contingent upon the completion of the Honeywell Aerospace spin-off.
When the reverse stock split becomes effective, which is expected to occur at 12:02 a.m., New York City time, on June 29, 2026, every two shares of Honeywell common stock issued and outstanding or held by Honeywell as treasury shares will be automatically combined into one share of Honeywell common stock. This will reduce the number of issued and outstanding shares of Honeywell common stock from approximately 634 million to approximately 317 million. Concurrently with the reverse stock split, the number of shares of Honeywell common stock authorized for issuance will also be reduced from 2 billion to 1 billion. The par value of Honeywell common stock will not change.
No fractional shares will be issued in connection with the reverse stock split. As soon as practicable after the effective time of the reverse stock split, Honeywell’s transfer agent will aggregate such fractional shares into whole shares and sell the whole shares at the then-prevailing trading prices in the open market on behalf of those shareowners who would otherwise be entitled to receive a fractional share, and after Honeywell’s transfer agent’s completion of such sale, such shareowners will receive a cash payment (without interest or deduction) from Honeywell’s transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale and, where shares are held in certificated form, upon the surrender of such shareowners’ stock certificates.
Outstanding Honeywell equity-based awards and shares or share units under Honeywell’s benefit plans will be proportionately adjusted.
Honeywell common stock will continue trading on Nasdaq (under the symbol “HON”). The new CUSIP number for Honeywell common stock following the reverse stock split will be 438516205.
Additional information concerning the reverse stock split can be found in Honeywell’s definitive proxy statement filed with the SEC on April 10, 2026.
About Honeywell
Honeywell is an integrated operating company serving a broad range of industries and geographies around the world, with a portfolio that is underpinned by our Honeywell Accelerator operating system and Honeywell Forge platform. As a trusted partner, we help organizations solve the world’s toughest, most complex challenges, providing actionable solutions and innovations for aerospace, building automation, industrial automation, process automation, and process technology that help make the world smarter and safer as well as more sustainable.
About Honeywell Aerospace
Honeywell Aerospace Inc. is a leading global tier-1 aerospace and defense supplier of mission critical systems and technologies that enable the production, maintenance, and safe operation of aerospace and defense platforms. Its systems and technologies support original equipment manufacturers, government, defense prime contractor and aircraft operator customers across the Commercial Air Transport, Defense and Space, and Business Aviation end markets. The company’s comprehensive portfolio of market leading systems and technologies are organized into the following segments: Electronic Solutions, Engines & Power Systems and Control Systems.
Additional Information
Honeywell uses our Investor Relations website, www.honeywell.com/investor, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media.

Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that address activities, events, or developments that management intends, expects, projects, believes, or anticipates will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control. They are not guarantees of future performance, and actual results, developments and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as changes in or application of trade and tax laws and policies, including the impacts of tariffs and other trade barriers and restrictions, lower GDP growth or recession in the U.S. or globally, supply chain disruptions, capital markets volatility, inflation, and certain regional conflicts, that can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. Some of the important factors that could cause Honeywell’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) the ability of Honeywell to effect the spin-off transaction described above and to meet the conditions related thereto; (ii) the possibility that the spin-off transaction will not be completed within the anticipated time period or at all; (iii) the possibility that the spin-off transaction will not achieve its intended benefits; (iv) the impact of the spin-off transaction on Honeywell’s businesses and the risk that the spin-off transaction may be more difficult, time-consuming or costly than expected, including the impact on Honeywell’s resources, systems, procedures and controls, diversion of management's attention and the impact and possible disruption of existing relationships with regulators, customers, suppliers, employees and other business counterparties; (v) the possibility of disruption, including disputes, litigation or unanticipated costs, in connection with the spin-off transaction; (vi) the uncertainty of the expected financial performance of Honeywell or Honeywell Aerospace following completion of the spin-off transaction; (vii) negative effects of the announcement or pendency of the spin-off transaction on the market price of Honeywell’s securities and/or on the financial performance of Honeywell; (viii) the ability to achieve anticipated capital structures in connection with the spin-off transaction, including the future availability of credit and factors that may affect such availability; (ix) the ability to achieve anticipated tax treatments in connection with the spin-off transaction and future, if any, divestitures, mergers, acquisitions and other portfolio changes and the impact of changes in relevant tax and other laws; (x) the failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with the spin-off transaction and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions; and (xi) the possibility that the reverse stock split and authorized share reduction will not be completed within the anticipated time period or at all, including due to a failure of the spin-off transaction to occur. These forward-looking statements should be considered in light of the information included in this release, our Form 10-K and other filings with the SEC. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.